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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and any amendments thereto, to be filed by Rotary Power International, Inc. of our Independent Auditor's Report dated March 15, 2001 accompanying the consolidated financial statements of Rotary Power International, Inc. for the years ended December 31, 2000 and 1999, which report is included in Rotary Power International Inc.'s 2000 Annual Report on Form 10-KSB.


/s/ Demetrius & Company, L.L.C.
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Demetrius & Company, L.L.C.
Certified Public Accountants
Wayne, New Jersey
September 13, 2001